Exhibit 1.1

APTOSE BIOSCIENCES INC.

4,912,280 Common Shares

4,912,280 Warrants

UNDERWRITING AGREEMENT

January 25, 2024

Newbridge Securities Corporation

as Representative of the several

Underwriters named in Schedule I hereto

1200 North Federal Highway, Suite 400

Boca Raton, FL 33432

Ladies and Gentlemen:

Aptose Biosciences Inc., a company incorporated under the Canada Business Corporations Act (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters (the “Underwriters”) named on Schedule I to this Underwriting Agreement (the “Agreement”), for whom you are acting as Representative (the “Representative”), an aggregate of (i) 4,912,280 shares (the “Firm Shares”) of the Company’s common shares, no par value per share (the “Common Shares”), and (ii) warrants (the “Common Warrants”) to purchase up to 4,912,280 Common Shares, in the form attached hereto as Exhibit A (the “Firm Common Warrants,” and, together with the Firm Shares, the “Firm Securities”). The respective amounts of the Firm Securities to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.

In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 736,842 Common Shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) and/or 736,842 Common Warrants (the “Option Common Warrants,” and collectively with the Option Shares, the “Option Securities”) from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Securities.

The Firm Common Warrants and the Option Common Warrants are collectively called the “Common Warrants.” The Firm Common Warrants and Option Common Warrants are collectively called the “Warrants.” The Common Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are collectively called the “Securities.”

The Firm Securities in the transaction will be sold as units, with each unit consisting of (i) one Firm Share and (ii) one Firm Common Warrant to purchase one Warrant Share. The Firm Shares and Firm Common Warrants will be issued separately but will be purchased together in this offering.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-275870), including a preliminary prospectus, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company or are otherwise available to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Securities, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and, if applicable, each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Firm Shares and Firm Common Warrants set forth opposite the name of such Underwriter on Schedule I to this Agreement. The combined purchase price for one Firm Share and one Firm Common Warrant shall be $1.5903 (93% of the price offered to the public) (the “Firm Price”).

(b) The Company hereby grants to the several Underwriters an option (the “Over-Allotment Option”) to purchase, severally and not jointly, (i) up to an additional 736,842 Common Shares (the “Option Shares”) and/or (ii) additional Warrants to purchase up to 736,842 Common Shares (the “Option Warrants,” and together with the Option Shares, the “Option Securities”), for the purpose of covering over-allotments of such securities, if any. The purchase price to be paid per Option Share is $1.581. The purchase price to be paid per Option Warrant is $0.0093. The Over-Allotment Option may be elected with respect to, at the Underwriter’s sole discretion, Option Shares and Option Warrants together, solely Option Shares, solely Option Warrants, or any combination thereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Securities to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Securities. The Over-Allotment Option may be exercised only to cover over-allotments in the sales of the Firm Securities by the Underwriters and may be exercised in whole or in part at anytime on or before 12:00 noon, New York City time, on the business day before the Firm Securities Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic notice, or verbal or telephonic notice confirmed by written, facsimile or electronic notice, by the Representative to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Securities Closing Date or at least two business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Company Option Securities to be purchased and the time and date (if other than the Firm Securities Closing Date) of such purchase.

(c) On the Firm Securities Closing Date, the Company agrees to issue to Newbridge Securities Corporation (for its own account and not as the Representative of the several Underwriters), warrants (the “Underwriter Warrants”) to purchase an aggregate of 343,859 Common Shares at a price per share equal to $2.1375. On any Option Securities Closing Date, the Company agrees to issue to Newbridge Securities Corporation (for its own account and not as the Representative of the several Underwriters), Underwriter Warrants to purchase an aggregate of 7% of the number of Option Shares purchased at the Option Securities Closing Date at a price per share equal to $2.1375. The Underwriter Warrants will be exercisable at any time and from time to time on or after six months following the Firm Securities Closing Date (as defined below) up to four years and six months following the Firm Securities Closing Date. Each Underwriter Warrant shall be substantially identical to the form of Warrant filed as an exhibit to the Registration Statement (as defined herein).

(d) Payment of the purchase price for the Firm Securities, and delivery of certificates for the Firm Shares, shall be made at the offices of Newbridge Securities Corporation, 1200 North Federal Highway, Boca Raton, FL 33432, at 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Firm Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). The Firm Securities Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(e) Payment for the Securities shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

(f) The Securities shall be registered in such names and shall be in such denominations as the Representative shall request before the Firm Securities Closing Date, or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(b), and the Shares shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Representative. The original, signed Warrants shall be delivered to the Representative (or its designees) in definitive form and shall be made available for inspection by the Representative on the business day prior to the applicable Closing Date.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder. Neither the Registration Statement nor any amendments thereto as of the times they became effective, contained any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment or supplement of either of the foregoing, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements contained in the fifth, ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(b) As of the Applicable Time (as hereinafter defined), none of (i) the price to the public and the number of Securities offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Securities (and if there is more than one version of a Road Show for the offering that is a written communication, the version available without restriction was made available no later than the other versions).

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including, without limitation, each Road Show.

(c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the Statutory Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The financial statements filed with the Commission as a part of and included or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Statutory Prospectus and the Prospectus. The financial data set forth in each of the Registration Statement, the Statutory Prospectus and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Statutory Prospectus and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of and included in the Registration Statement, the Statutory Prospectus and the Prospectus.

(f) KPMG LLP (the “Auditor”), which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, was during the periods covered by its reports (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(g) The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), (i) is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties and to enter into and perform its obligations pursuant to the public offer and sale of Securities and this Agreement, and (ii) has duly authorized, executed and delivered this Agreement and the other agreements to be entered into by it in connection with the public offer and sale of Securities, and each of them, assuming due authorization, execution and delivery by the other parties hereto or thereto, constitutes legal, valid and binding obligations enforceable against it in accordance with their respective terms. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole or in the context of the public offer and sale of Securities or underwriting of the Securities (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted or is threatened in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification or taken against it for its winding-up, liquidation or dissolution or for any similar or analogous proceeding in any jurisdiction, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer.

(h) (i) At the time of filing the Registration Statement and (ii) on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three (3) years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(i) Except as disclosed in the Registration Statement, General Disclosure Package, Statutory Prospectus and the Prospectus, the Company and each of its subsidiaries (i) owns, possesses, or has valid and enforceable licenses or other legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures) and other similar rights and proprietary knowledge (in each case, whether registered or not and including applications for registration) (collectively, “Intangibles”) that is, to the knowledge of the Company, necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with valid asserted rights of others with respect to any Intangibles and neither the Company nor any of its subsidiaries has knowledge of any infringement of or conflict with valid asserted rights of others or of any infringement of, or conflict with the Company and its subsidiaries’ rights with respect to any Intangibles, (ii) the conduct of the Company’s business does not, to its knowledge, infringe Intangibles of a third party and neither of the Company nor any of its subsidiaries has received any notice of infringement of or conflict with, and neither of the Company nor any of its subsidiaries has knowledge of any infringement of or conflict with, valid asserted rights of a third party with respect to any Intangibles, except for or in respect of any such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect.

(j) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, and the SEC Reports conform in all material aspects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and that is listed in the exhibits to the Registration Statement and is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except in each case, as would not reasonably be expected to have a Material Adverse Effect.

(k) Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(l) There is no document, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the Statutory Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement listed in the exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(m) The statistical and market related data included in the Registration Statement, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(n) Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic.

(o) The Company has full right, power and authority to execute and deliver this Agreement and the Warrants, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Warrants, and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(p) This Agreement and the Warrants have been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(q) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(r) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Statutory Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal, state and local laws and regulations. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries, or any such rights pursuant to its charter, certificate of incorporation or bylaws or any other applicable organizational documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Securities have been duly authorized for issuance and sale pursuant to this Agreement. When issued and sold pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. When paid for and issued in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares. The exercise price of each option to acquire Common Shares (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Shares as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company (and, if required, by a committee of the Board of Directors of the Company and/or the shareholders of the Company) in material compliance with all applicable laws and the terms of the plans under which such Company Stock Options were issued and were recorded on the financial statements of the Company, in accordance with generally accepted accounting principles in the United States, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Securities conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Statutory Prospectus and the Prospectus.

(s) As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times from its duly authorized capital stock, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Warrant Shares issuable upon exercise of outstanding Warrants.

(t) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of ninety (90) days after the date of this Agreement. Each director and executive officer of the Company listed on Schedule II hereto has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit B hereto (“Lock-Up Agreement”).

(u) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could, except as set forth in or contemplated in the Registration Statement, General Disclosure Package, Statutory Prospectus and the Prospectus, individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) Neither the Company nor any of its subsidiaries is involved in any labor dispute with its employees nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, General Disclosure Package, Statutory Prospectus and the Prospectus. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, General Disclosure Package, Statutory Prospectus and the Prospectus. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect.

(w) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(x) The Company has not taken, nor will it take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares or any security of the Company to facilitate the sale or resale of any of the Securities.

(y) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except (i) in any case where such failure to file would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or contemplated in the General Disclosure Package, Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) where any such failure to pay, assessment, fine or penalty is currently being contested in good faith or would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or, contemplated in, the General Disclosure Package, Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(z) The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The Nasdaq Capital Market (“Nasdaq”) and the Toronto Stock Exchange (“TSX”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from Nasdaq or the TSX, nor, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, has the Company received any notification that the Commission, Nasdaq, or the TSX is contemplating terminating such registration or listing. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company is in compliance with all applicable listing requirements of Nasdaq and the TSX and is in compliance with the requirements of Nasdaq and the TSX for the continued listing of the Common Shares.

(aa) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or the quotation of the Common Shares on the Nasdaq Capital Market or TSX, nor has the Company received any notification that the Commission or the Nasdaq Capital Market or the TSX is contemplating terminating such registration or quotation.

(bb) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries, considered together as one entity, maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains, and periodically reviews, written policies and has implemented written procedures reasonably designed to cause it and its directors, officers and employees, when acting for the Company, to comply with the laws, rules and regulations applicable to the company and its business activities.

(cc) The Company and its subsidiaries, considered together as one entity, have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(dd) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(ee) As preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(ff) There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(gg) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605 of the Nasdaq Stock Market and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605 of the Nasdaq Stock Market. The audit committee has reviewed the adequacy of its charter within the past twelve (12) months.

(hh) The Company is in compliance with all other applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable Nasdaq regulations upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in the General Disclosure Package, Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto). Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(jj) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Warrants and the consummation of the transactions herein and therein contemplated required to be obtained or performed by the Company has been obtained or performed, except for (i) such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or the TSX; (ii) as may be necessary to qualify the Securities for public offering by the Underwriters under the state securities or Blue Sky laws; and (iii) the approval by the Nasdaq Capital Market for the listing of the Common Shares, including the Warrant Shares, sold pursuant to this Agreement.

(kk) None of the Company’s officers or directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company are affiliated with or are associated persons of any member of FINRA, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(ll) (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (each such law, an “Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under other Environmental Laws. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA 1980.

(mm) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(nn) The Company is not and, immediately after giving effect to the sale of the Securities and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds”, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder to which the Company and its subsidiaries are subject (the “Anti-Corruption Laws”); and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred that would reasonably be expected to have a Material Adverse Effect with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(ss) None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the latest Closing Date and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with the terms of this Agreement.

(tt) Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on January 22, 2024 (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication by the Company or by any person authorized to act on its behalf, with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(uu) The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined herein) other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(vv) [Omitted]

(ww) The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

(xx) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company, as appropriate, to the Underwriters as to matters covered thereby.

(yy) Without limiting the Company’s representation and warranty under (a) above, all forward-looking statements, forecasts, estimates, targets and predictions and expressions of opinion, belief, intention and expectation made by the Company expressed in or included in the Registration Statement and in the General Disclosure Package have been made on reasonable grounds after due and careful consideration of such relevant circumstances and assumptions reasonably deemed relevant by the Company and there are no facts which have not been disclosed which by their omission make any such estimates materially misleading or which are material for disclosure. To the Company’s knowledge, each of the assumptions used in the preparation of the forward-looking statements, forecasts, estimates, targets and predictions are reasonable and, to the Company’s knowledge, there are no other material assumptions that should reasonably be taken into account in the preparation of such information and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(zz) (i) No outstanding indebtedness of the Company or any of its subsidiaries has become repayable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by the Company or any of its subsidiaries, and no event has occurred or is, to the Company’s knowledge, impending which, with the lapse of time or the fulfilment of any condition or the giving of notice or the compliance with any other formality, may reasonably be expected to result in any such indebtedness becoming so repayable or any such security becoming enforceable and neither the Company nor any of its subsidiaries has received notice from any person to whom any indebtedness of the Company or any of its subsidiaries which is repayable on demand is owed, demanding or, to the Company’s knowledge, threatening to demand repayment of, or to take any steps to enforce any security for, the same; (ii) the amounts borrowed by the Company or any of its subsidiaries do not exceed any limitation (A) on borrowing contained in its constitutional documents, any debenture or other deed or document binding upon them, and neither the Company nor any of its subsidiaries has outstanding any loan capital, or is or has engaged in a financing of a type which would not be required to be shown or reflected in its audited accounts, except in any such case as would not, individually or in the aggregate, have a Material Adverse Effect; and (B) all borrowing facilities of each of the Company and each of its subsidiaries have been duly executed by the Company and each of its subsidiaries and are in full force and effect and are in compliance with all covenants and undertakings contained therein, except as may terminate in accordance with their terms.

(aaa) The Company and its subsidiaries have no pending insolvency, bankruptcy, composition or similar proceedings pending against them and have no reason to believe that any such proceeding may be brought and are not in liquidation or receivership.

(bbb) (i) All the information and communications technologies required for use in the business of the Company and its subsidiaries, including, without limitation, hardware, proprietary and third party software, networks, peripherals and associated documentation and any IT systems currently being implemented by the Company (“IT Systems”) used in connection with the businesses of the Company and its subsidiaries: (A) are owned by, or properly licensed or leased to, the Company or its subsidiaries, as applicable, and are not dependent on any facilities or systems which are not under the ownership or control of the Company and its subsidiaries and the Company and its subsidiaries do not share any user rights with any other person; and (B) are all the IT Systems required for the present needs of the business of the Company and its subsidiaries and the Company has taken reasonable steps to ensure system capacity and ability to process current peak volumes in a timely manner; (ii) in relation to the IT Systems, there has not been any act or default by the Company or any of its subsidiaries or their sub-lessees, sub-licensees, sub-contractors nor any other person, and there is no breach of any lease, license, support, maintenance service agreement, understanding or other arrangement (together, “IT Contracts”) granted or provided by a third party in favor of the Company or any of its subsidiaries which may in any way, in the reasonable opinion of the Company, result in any IT Contract being terminated. There is no reason to believe that any IT Contract granted or provided by a third party will not be renewed when it expires on the same or substantially the same terms (including as regards pricing and any other commercial details); (iii) there are no circumstances in which the ownership, benefit or right to use the IT Systems may be lost or rendered liable to termination, by virtue of the making of the public offer and sale of Securities as contemplated by this Agreement (and the Registration Statement and the General Disclosure Package), the entry into and performance of this Agreement and each agreement referred to in it, or the offering and sale of the Securities, except for any such losses or terminations that would not, individually or in the aggregate, have a Material Adverse Effect or otherwise be material in the context of the offering of Securities.

(ccc) The Company and its subsidiaries comply in all material respects with all applicable data protection laws, guidelines and industry standards and of any privacy policies of its own. Neither the Company nor any of its subsidiaries has received any notice from a competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that the Company or any of its subsidiaries has not complied with applicable data protection laws, guidelines and industry standards. None of the Company or any of its subsidiaries has received any material unresolved written claim from an individual for compensation for breaches of applicable data protection laws or for loss or unauthorized disclosure of personal data.

(ddd) Neither the Company nor any of its subsidiaries has engaged in price exchange, price fixing or other comparable anti-competitive practices. Neither the Company nor any of its subsidiaries is a party to any agreement, arrangement or concerted practice or is carrying on any practice which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar legislation in any jurisdiction of the Company or any of its subsidiaries is established or operating or in respect of which any filing, registration or notification is required or is advisable pursuant to such legislation (whether or not the same has in fact been made), except for any such contraventions or invalidations, or any such failures to make a filing, registration or notification, that would not, individually or in the aggregate, have a Material Adverse Effect or otherwise be material in the context of the public offer and sale of Securities.

(eee) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Securities are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before each Closing Date.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated as of the respective Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) there has not occurred any Material Adverse Effect.

(e) The Representative shall have received: (i) simultaneously with the execution of this Agreement, a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of the respective Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) The Representative shall have received on each Closing Date from Dorsey & Whitney LLP, U.S. counsel for the Company, an opinion and a negative assurance letter, addressed to the Representative and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(g) The Representative shall have received on each Closing Date from McCarthy Tétrault LLP, Canadian counsel for the Company, an opinion, addressed to the Representative and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(h) The Representative shall have received on each Closing Date from Cooley LLP, intellectual property counsel to the Company, an opinion, addressed to the Representative and dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(i) The Representative shall have received on each Closing Date from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Representative, a negative assurance statement, addressed to the Representative and dated as of such Closing Date, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished or provided access to such counsel of such documents as they request for enabling them to pass upon such matters.

(j) All proceedings taken in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and its counsel.

(k) The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto.

(l) The Company shall apply to list or quote and promptly secure the listing of all of the Common Shares, including the Warrant Shares, sold pursuant to this Agreement on the Nasdaq Capital Market. The Company has taken no action to, or likely to have the effect of, delisting the Common Shares, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing.

(m) The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that would result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(n) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Securities.

(o) The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

4. Covenants and other Agreements of the Company and the Underwriters.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules or the Exchange Act and the rules and regulations of the Commission thereunder, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than forty-five (45) days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or ninety (90) days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Representative and their counsel in endeavoring to qualify the Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act and the rules and regulations of the Commission thereunder, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement (“Lock-Up Period”), the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (i) the issuance of the Securities pursuant to the Registration Statement, (ii) the issuance of shares pursuant to the Company’s existing equity incentive plan, employee stock option plan or bonus plan as described in the Registration Statement and the Prospectus, (iii) the issuance of Common Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the Registration Statement and the Prospectus; (iv) the adoption of a new equity incentive plan, and filing a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Common Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause shall not be available unless each recipient of Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; (v) the sale of shares pursuant to the Equity Distribution Agreement, dated December 9, 2022, between the Company and Jones Trading Institutional Services LLC, provided that such sales may not occur prior to 45 days following the date of this Agreement unless the price per share during such period equals or exceeds 125% of the Firm Price; (vi) the sale of shares pursuant to the Common Share Purchase Agreement, dated May 25, 2023, between the Company and Keystone Capital Partners, LLC, provided that such sales may not occur prior to 45 days following the date of this Agreement unless the price per share during such period equals or exceeds 125% of the Firm Price; and (vii) the sale of shares to Hanmi Pharmaceutical, Inc. pursuant to the agreements between the Company and Hanmi Pharmaceutical, Inc. in effect of the date hereof, provided that the subscription price paid by Hanmi Pharmaceutical, Inc. equals or exceeds the Firm Price.

(x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by Nasdaq (including any required registration under the Exchange Act).

(xi) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 4(a)(ix) hereof.

(xiv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of the Securities to the Underwriters; (iii) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section 4 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold; (iv) inclusion of the Shares and Warrant Shares for quotation on Nasdaq; (v) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriters; and (vi) all reasonable out-of-pocket costs and expenses incident to the offering and the performance of the obligations of the Representative under this Agreement (including, without limitation, the fees and expenses of counsel to the Underwriters) not to exceed $125,000 in the aggregate (without the Company’s prior approval and for certainty, such $125,000 shall be inclusive of the fees and expenses of counsel to the Underwriters for services provided to any prior proposed underwriter for an offering of securities by the Company), excluding (x) the registration or qualification of the Shares and Warrant Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda and (y) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review. The Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person, and that the Underwriters may have interests that differ from those of the Company. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company or any other person in connection with any such transaction or the process leading thereto.

(d) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise, directly or indirectly, in connection with, out of or are based upon i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”), ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or iii) any actual or alleged breach by the Company of any of its obligations, or of any of its representations, warranties and undertakings, set out in this Agreement; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise, directly or indirectly, in connection with, out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Securities to be purchased by such Underwriter hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party in writing of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall settle any action, suit or proceeding for which indemnification or contribution is or would have been available hereunder to an indemnified person that was or could have been made party thereto without obtaining a release in favor of each such indemnified person from all claims brought in or arising from such action, suit or proceeding.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in any agreement among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Securities to be purchased on the Firm Securities Closing Date by the Representative by notifying the Company at any time at or before the Firm Securities Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Securities or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc. or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or federal authority; (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; (vi) the representations and warranties given by the Company in this Agreement have ceased to be true and accurate in all material respects; or (vii) there has been a material breach by the Company of any of the covenants contained in this Agreement.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Securities agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within thirty-six (36) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Securities on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Securities which remains unpurchased on the Closing Date does not exceed one-eleventh (1/11) of the aggregate number of all the Securities that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven (7) days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Securities which remains unpurchased exceeds 10% of the aggregate number of all the Securities to be purchased at such date, then this Agreement shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company, the indemnified persons and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Securities from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or facsimile if subsequently confirmed in writing, (a) if to the Representative, c/o Newbridge Securities Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, Attention: Robert Abrams, General Counsel, and to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 919 Third Avenue, New York, New York 10022, Attention: Ivan K. Blumenthal, Esq., and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with copies to Dorsey & Whitney LLP, 1095 West Pender Street, Suite 1070, Vancouver, BC V6E 2M6, Attention: Daniel M. Miller.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

APTOSE BIOSCIENCES INC.

By:	/s/ Fletcher Payne
Name: Fletcher Payne
Title: Senior Vice President and Chief Financial Officer

Confirmed:

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Chad D. Champion
Name: Chad D. Champion
Title: Senior Managing Director

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name	Number of Shares to Be Purchased	Number of Common Warrants to Be Purchased
Newbridge Securities Corporation	4,912,280	4,912,280
Total	4,912,280	4,912,280

SCHEDULE II

Lock-up Signatories

Dr. William G. Rice

Dr. Rafael Bejar

Philippe Ledru

Fletcher Payne

Carol G. Ashe

Dr. Denis Burger

Dr. Erich Platzer

Dr. Mark D. Vincent

Warren Whitehead

Dr. Bernd R. Seizinger

SCHEDULE III

Issuer Free Writing Prospectuses

None.

SCHEDULE IV

Testing-the-Waters Communications

None.

Exhibit A

APTOSE BIOSCIENCES INC.

WARRANT TO PURCHASE COMMON SHARES

Warrant No.:

Number of Common Shares:

Date of Issuance:     , 202  (“Issuance Date”)

Aptose Biosciences Inc., a company organized under the Canada Business Corporations Act (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [    ] (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),      (    ) fully paid non-assessable Common Shares (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Shares issued pursuant to (i) that certain Underwriting Agreement, dated as of January 25, 2024 (the “Subscription Date”) by and between the Company and Newbridge Securities Corporation, (ii) the Company’s Registration Statement on Form S-1 (File number 333-275870) (the “Registration Statement”) and (iii) the Company’s prospectus dated as of     , 2024 (the “Final Prospectus”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Exercise Notice has been delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) and such information as the Company or Transfer Agent may reasonably request in order to effect the credit or issuance and dispatch, as applicable, set forth in clauses (X) or (Y), on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or other evidence of ownership of securities, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice and payment of the Aggregate Purchase Price (or notice of a Cashless Exercise, if applicable), the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[ ] per share, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail, other than due to any action or inaction on the part of the Holder, to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the FAST, a certificate of other evidence of ownership for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or (y) the Transfer Agent is participating in the FAST, to credit the Holder’s balance account with DTC, for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate or other evidence of ownership of securities to the Holder and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in the FAST, credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) if a Notice Failure occurs, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise. In addition to the foregoing, if due solely to the action or inaction of the Company, the Company fails to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the third Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Shares on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Exercise Notice Warrant Shares is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	as applicable: (i) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Shares as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Shares on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d). Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 1(c) and 4(b), in no event will the Company be required to net cash settle a Warrant exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99]% (the “Maximum Percentage”) of the number of Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Warrant Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Warrant Shares which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including the other Warrants as well as pre-funded warrants to purchase common shares issued on the Subscription Date, as applicable) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding Warrant Shares the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Warrant Shares to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage and, in the case of an increase, not in excess of 9.99%, as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the Common Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of Common Shares at least equal to 100% of the maximum number of Common Shares as shall be necessary to satisfy the Company’s obligation to issue Common Shares under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below.

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Common Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Common Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the its issued and outstanding Common Shares to approve the increase in the number of authorized Common Shares, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(i) Withholding Taxes. Applicable withholding taxes (including backup withholding) may be withheld from payments and deemed payments on or with respect to this Warrant. In addition, if any withholding taxes (including backup withholding) are paid on behalf of Holder, then those withholding taxes may be set off against payments of cash or the delivery of Warrant Shares, if any, in respect of this Warrant (or any payments on Common Shares) or sales proceeds received by, or other funds or assets of, Holder.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Intentionally omitted.

(b) Voluntary Adjustment By Company. Subject to compliance with applicable securities laws and rules of the exchanges on which the Common Shares are listed, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Other Events. If any event occurs of the type contemplated by the provisions of Sections 2(b) and 2(c), but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to all holders of Common Shares), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to Sections 2(b) and 2(c).

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, upon exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such Distribution, the Holder shall be entitled, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distribution that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (provided, however, that to the extent that such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to such Distribution to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the Common Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, in the event of a Change of Control, at the request of the Holder delivered before the 30th day after such Change of Control, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Change of Control), an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Change of Control, payable in cash; provided, however, that, if the Change of Control is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Change of Control, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Shares of the Company in connection with the Change of Control, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Shares are given the choice to receive from among alternative forms of consideration in connection with the Change of Control; provided, further, that if holders of Common Shares are not offered or paid any consideration in such Change of Control, such holders of Common Shares will be deemed to have received common stock of the Successor Entity (which entity may be the Company following such Change of Control) in such Change of Control.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Shares, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of Common Shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of securities, reclassification of capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided, that, the Company shall not be obligated to provide such copies under this Section 6 if such notice and other information given to shareholders of the Company is publicly available on the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i) if to the Company, to:

Aptose Biosciences Inc.

251 Consumers Road, Suite 1105

Toronto, Ontario

Canada M2J 4R3

Attention:

Email:

With a copy (which will not constitute notice) to:

Dorsey & Whitney LLP

1095 West Pender Street, Suite 1070

Vancouver, BC V6E 2M6

Facsimile: ( )  -

Attention: Daniel M. Miller

Email: miller.dan@dorsey.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) no later than three (3) Business Days following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) of the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, in each case at the same time as it provides such notice to the holders of Common Shares.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice by the Company contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)  “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported on the Pink Open Market as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d) “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Change of Control, or, if the Change of Control is not publicly announced, the date the Change of Control is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to 100% (iii) the underlying price per share used in such calculation shall be the greater of (a) the highest Weighted Average Price during the five (5) Trading Days prior to the closing of the Change of Control and (b) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Change of Control, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(e) “Bloomberg” means Bloomberg Financial Markets.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Shares or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(h) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or on the Pink Open Market. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(i) “Common Shares” means (i) common shares in the capital of the Company, no par value, and (ii) any capital stock into which such Common Shares shall have been changed or any capital stock resulting from a reclassification of such Common Shares.

(j) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(k) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(l) “Expiration Date” means the date sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(m) “Fundamental Transaction” means a transaction in which (A) the Company, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidates or merges with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) makes, or allows one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (iv) consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (v) reorganizes, recapitalizes or reclassifies its Common Shares, (B) the Company, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allows any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares calculated as if any Common Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities, but excludes, for the avoidance of doubt, any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities issued pursuant to an incentive award plan of the Company.

(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q) “Principal Market” means The Nasdaq Global Market.

(r) “Required Holders” means the holders of the Warrants representing at least a majority of the Common Shares underlying the Warrants then outstanding.

(s) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Shares that is in effect on the date of receipt of an applicable Exercise Notice.

(t) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(u) “Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or Change of Control or one or more Person or Persons with which such Fundamental Transaction or Change of Control shall have been entered into.

(v) “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded.

(w) “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

(x) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or on the Pink Open Market. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

APTOSE BIOSCIENCES INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON SHARES

APTOSE BIOSCIENCES INC.

The undersigned holder hereby exercises the right to purchase       common shares (“Warrant Shares”) of Aptose Biosciences Inc., a company organized under the Canada Business Corporations Act (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

      a “Cash Exercise” with respect to       Warrant Shares; and/or

      a “Cashless Exercise” with respect to       Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $      to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder       Warrant Shares in accordance with the terms of the Warrant.

Date:        ,

Name of Registered Holder

By:
Name:
Title:

Exhibit B

Form of Lock-Up Agreement

____, 2024

Newbridge Securities Corporation

1200 North Federal Highway

Boca Raton, FL 33432

Re:	Proposed Offering by Aptose Biosciences Inc.

Ladies and Gentlemen:

This letter agreement (“this Agreement”) is being delivered to you in connection with the proposed offering (the “Offering”) by Aptose Biosciences Inc., a corporation organized and existing under the laws of Canada (the “Company”), of its securities (the “Securities”), including common shares, no par value (the “Common Shares”), pursuant to the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into between the Company and Newbridge Securities Corporation (including its successors and assigns, the “Underwriter”).

In order to induce the Underwriter to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter, that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of (or announce the intention to otherwise dispose of), any Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (such shares, the “Beneficially Owned Shares” and such act the “Securities Act”)) or securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers to another, in whole or in part, the economic consequences of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Shares or securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)

transactions relating to Common Shares acquired in open market transactions after the completion of the Offering of Securities acquired in the Offering, provided that no public announcement or filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or voluntarily made in connection therewith,

(2)

if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(3)

if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(4)

if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(5)

the exercise of an option to purchase Common Shares granted under an equity incentive plan or equity purchase plan of the Company described (including through incorporation by reference) in the prospectus relating to the Offering, the exercise or conversion of a warrant or other convertible security to purchase Common Shares described (including through incorporation by reference) in the prospectus relating to the Offering, provided that the underlying Common Shares continue to be subject to the restrictions set from herein, or the receipt of restricted stock awards from the Company and disposition of shares of Common Shares to the Company pursuant to the terms of any such plan or awards to satisfy tax withholding obligations or the payment of taxes or any exercise price due with respect to the vesting of restricted stock awards or the cashless exercise of stock options or upon termination of employment with the Company,

(6)

sales to the Company in connection with the vesting or settlement of restricted stock units or the “net” or “cashless” exercise of options, warrants or other rights to purchase shares of Common Shares for purposes of exercising such options, warrants or rights, including any transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or other rights, so long as any such “net” or “cashless” exercise is effected solely by the surrender of outstanding options or warrants (or the Common Shares issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations,

(7)

sales to the Company pursuant to (A) any contractual arrangement in effect on the date of the Underwriting Agreement that provides for the repurchase of the undersigned’s securities by the Company at the lower of cost or fair market value or (B) a right of first refusal that the Company has with respect to transfers of such securities, in each case upon termination of employment or service of the undersigned with the Company,

(8)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order or order of a regulatory agency,

(9)	in connection with a transfer not involving a change in beneficial ownership, and

(10)

the entry into a trading plan pursuant to Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act, so long as such plan is not publicly announced and no sales are made pursuant to such plan during the Lock-Up Period, provided, however, (A) that in the case of any transfer described in clause (2), (3), (4), (8), or (9) above, it shall be a condition to the transfer that the transferee executes and delivers to the Underwriter, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Underwriter, and (B) that in the case of any transfer described in clause (2), (3), (4), (5), (6), (7), (8), or (9) above, it shall be a condition to the transfer that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (2) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (3) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (4) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value or, in the case of any transfer pursuant to clause (5) above, such transfer is being made to the Company to satisfy tax withholding obligations or the payment of taxes or any exercise price due with respect to the vesting of restricted stock awards or the cashless exercise of stock options or upon termination of employment with the Company, in each case, as applicable, or, in the case of any transfer pursuant to clause (6) above, such transfer is being made for the payment of tax withholdings or remittance payments or, in the case of any transfer pursuant to clause (7) above, such transfer is being made under terms of the Company’s repurchase rights or in connection with the termination of the undersigned or, in the case of any transfer pursuant to clause (8) above, such transfer is being made by operation of law to a qualified domestic order or in connection with a divorce settlement or any other court order or order of a regulatory agency or, in the case of any transfer pursuant to clause (9) above, such transfer is being made in connection with a transfer not involving a change in beneficial ownership. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

For avoidance of doubt, nothing in this Agreement prohibits (A) the undersigned from exercising any options or warrants to purchase Common Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Shares issued upon such exercises will be subject to the restrictions of this Agreement or (B) the surrender or forfeiture of securities in partial or full settlement of any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting or exercise of any equity award outstanding on the date of the Underwriting Agreement granted pursuant to the Company’s equity plans described in the Prospectus, and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the shares of Common Shares received upon exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares. The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Common Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Shares or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Shares or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This agreement shall automatically terminate and the undersigned shall be released from all obligations under this agreement upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the Underwriter, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, or (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the closing of the Offering.

The undersigned acknowledges and agrees that whether or not any underwriting of Securities actually occurs depends on a number of factors, including market conditions.

[signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address: